                                                                      EXHIBIT 99

ClinTrials Research Inc.
Schedule II - Valuation and Qualifying Accounts
FYE 12/31/97


             Col. A                     Col. B                   Col. C              Col. D           Col. E
-----------------------------------------------------------------------------------------------------------------
                                                               Additions
                                                       ------------------------
                                                                      Charged to
                                       Balance at                       Other
                                     Beginning of       Charged to     Accounts -  Deductions -       Balance at
          Description                   Period        Cost & Expense   Describe     Describe        End of Period
-----------------------------------------------------------------------------------------------------------------

Year Ended December 31, 1997:
 Deducted from asset accounts
 Allowance for Doubtful Accounts          744,217         350,848         0         211,735(A)         883,330
                                          -------         -------         -         -------            -------


Total                                     744,217         350,848         0         211,735            883,330
                                          =======         =======         =         =======            =======

Year Ended December 31, 1996:
Deducted from asset accounts
Allowance for Doubtful Accounts           315,445         533,994         0         105,222(A)         744,217
                                          -------         -------         -         -------            -------

Total                                     315,445         533,994         0         105,222            744,217
                                          =======         =======         =         =======            =======

Year Ended December 31, 1995:
Deducted from asset accounts
Allowance for Doubtful Accounts           312,623          65,110         0          62,288(A)         315,445
                                          -------         -------         -         -------            -------

Total                                     312,623          65,110         0          62,288            315,445
                                          =======         =======         =         =======            =======

(A) - Uncollectible accounts written off



Note: Prior period amounts have been restated to give retroactive effect to the 1997 merger with Ovation, which was accounted for as a pooling of interests.